UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2679109 (I.R.S. Employer Identification No.)

2000 McKinney Ave, Suite 700 Dallas, Texas, U.S.A. (Address of principal executive offices)	75201 (Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	Texas Stock Exchange LLC
5.75% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share	Texas Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE
Texas Capital Bancshares, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), and the Registrant’s 5.75% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share (the “Preferred Stock” and together with the Common Stock, the “Equity Securities”), from The Nasdaq Stock Market LLC (“Nasdaq”) to the Texas Stock Exchange LLC (the “TXSE”). The Registrant expects that the listing and trading of the Equity Securities on the Nasdaq will end at market close on October 7, 2026, and that trading will begin on the TXSE at market open on October 8, 2026.

Item 1. Description of Registrant's Securities to be Registered.
The description under the heading “Description of Capital Stock” of the Registrant’s Equity Securities included in Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-34657), filed with the Securities and Exchange Commission on April 20, 2022, is incorporated herein by reference, except that any reference to the “Nasdaq Global Select Market” is hereby amended to refer to the “Texas Stock Exchange.”

Item 2. Exhibits.
Pursuant to the “Instructions as to Exhibits” for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on Nasdaq, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TEXAS CAPITAL BANCSHARES, INC.

Date: October 7, 2026	By:	/s/ J. Matthew Scurlock
J. Matthew Scurlock
Chief Financial Officer